UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    March 1, 2019

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-13057	13-2622036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of principal executive offices)	(Zip Code)

(212) 318-7000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 28, 2019, Ralph Lauren Corporation (the “Company”) appointed Jane Hamilton Nielsen as Executive Vice President, Chief Operating Officer, effective March 31, 2019. Ms. Nielsen, 54, will also continue to serve as the Company’s Chief Financial Officer, a role she has served in since 2016.

The Company also agreed to amend and restate Ms. Nielsen’s employment agreement (the “New Employment Agreement”), the original terms of which are described in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2016. The New Employment Agreement is effective as of March 31, 2019 and continues until September 7, 2022, at which time it will be subject to automatic one-year renewals indefinitely, unless notification is made by either party not to renew the agreement at least 180 days prior to the commencement of the next scheduled extension.
Pursuant to the New Employment Agreement, Ms. Nielsen is entitled to an annual base salary of not less than $1,050,000 and to participate in any applicable bonus program that the Company maintains during the term of her employment, including the Company’s Executive Officer Annual Incentive Plan, as amended (“EOAIP”). Under the EOAIP, Ms. Nielsen has an annual target bonus opportunity of 175% of her fiscal year salary earnings, and a maximum bonus opportunity of 350% of her fiscal year salary earnings and, in accordance with the Company’s 2010 Long-Term Stock Incentive Plan, as amended (“2010 LTSIP”), beginning in fiscal year 2020, she will be granted an annual equity award with a value of $3,000,000, under the terms of the 2010 LTSIP and as approved each year by the Compensation & Organizational Development Committee (the “Compensation Committee”) of the Board of Directors of the Company.
In addition, Ms. Nielsen will receive a one-time equity award (“One-Time Award”) under the 2010 LTSIP with a target value of $6,000,000, to be granted on March 31, 2019 (the “Grant Date”).  Of the One-Time Award, a target value of $3,000,000 will be in the form of time-based Restricted Stock Units (“RSUs”), vesting in three equal annual installments with the first installment vesting on the second anniversary of the Grant Date, subject to continued service  through each vesting date. A target value of $3,000,000 will be in the form of Performance Share Units, vesting in two equal installments.  The first $1,500,000 installment of the Performance Share Units will vest in calendar year 2022 based on performance criteria determined by the Compensation Committee in or around the first quarter of fiscal year 2020 for fiscal years 2020-2022.  The second $1,500,000 installment of the Performance Share Units will vest in calendar year 2024 based on performance criteria determined by the Compensation Committee in or around the first quarter of fiscal year 2022 for fiscal years 2022-2024.  All One-Time Award installments will be subject to continued service through the vesting date, except as may otherwise be provided in the New Employment Agreement.
Under the New Employment Agreement, if the Company terminates Ms. Nielsen’s employment for any reason other than death, disability or Cause, or she voluntarily terminates her employment for Good Reason (each as defined in the New Employment Agreement), she will be entitled to receive an amount equal to her then current base salary for a severance period equal to the longer of the balance of the term of her employment (up to a maximum of two years) and one year from the date of such termination, plus a lump sum amount at the end of the severance period equal to 175% of her base salary.  She will also receive a pro-rated EOAIP bonus, based on actual performance, for the year of termination.  Ms. Nielsen will also vest in any unvested stock options, RSUs and other equity awards with only service-based vesting conditions as of the date of termination of her employment and any unvested equity awards with performance-based vesting conditions held by her will vest at the end of the applicable performance period, subject to the Company meeting the applicable performance goals.  In addition, during the severance period, she will be entitled to continue to participate in any group medical, dental or life insurance plans in which she participated prior to her termination.
If the Company terminates her employment without Cause, or Ms. Nielsen voluntarily terminates her employment for Good Reason, in each case within 12 months following a Change in Control of the Company (as defined in the New Employment Agreement), then, in lieu of the foregoing amounts, she will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment, equal to two times the sum of her then current annual base salary and her target bonus. In addition, in such event, any unvested stock options, unvested RSUs and any other equity awards held by Ms. Nielsen will immediately vest.  Such equity awards will also vest if she is terminated without cause in contemplation of a Change in Control and the Change in Control then takes place.  For purposes of such vesting, any performance-based equity awards would be treated as if the target performance level was achieved. Such awards would be settled in accordance with the 2010 LTSIP, but not later than 30 days after vesting.  To the extent that the aggregate present value of any payments or benefits payable to Ms. Nielsen that constitute

“parachute payments” under Section 280G of the Internal Revenue Code (the “parachute amount”) would exceed 2.99 times her “base amount” (as defined for purposes of Section 280G of the Internal Revenue Code), then such payments and benefits will be reduced to the extent necessary so that the parachute amount is equal to 2.99 times her base amount (provided that no reduction will apply if she would retain, on a net after-tax basis, a greater amount than she would have retained, on a net after-tax basis, after applying such reduction).
If Ms. Nielsen voluntarily terminates her employment without Good Reason, she will be entitled to receive her base salary through the date of termination and a pro-rated EOAIP bonus for the year of termination.  If the Company terminates her for Cause, she will only be entitled to receive her base salary through the date of termination.  In the event her employment terminates due to her death or disability, she or her estate will be entitled to receive all payments due to Ms. Nielsen through the date of her death or termination due to disability, and any outstanding equity awards will be treated in the manner described above as if her employment was terminated by the Company without Cause.  She or her estate will also be entitled to receive a pro-rated EOAIP bonus, based on actual performance, for the year of termination.
If either the Company or Ms. Nielsen does not renew the New Employment Agreement, Ms. Nielsen will be entitled to receive a pro-rated bonus for the year of termination based on the Company’s performance for such year. In addition, if the Company does not renew the New Employment Agreement, she will be entitled to the same cash severance amounts as if her employment was terminated without Cause and any outstanding equity awards will be treated in the manner described above as if her employment was terminated by the Company without Cause.  Further, during the severance period, she will be entitled to continue to participate in any group medical, dental or life insurance plans in which she participated prior to her termination.
The above described amounts and stock awards to be provided are subject to her compliance with certain restrictive covenants.  Any amounts due and payable to Ms. Nielsen upon termination of her employment will be subject to compliance with Section 409A of the Internal Revenue Code.
Other than as described herein, since the beginning of the Company’s last fiscal year, there have been no transactions between the Company and Ms. Nielsen or any member of her family.
The New Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description is qualified in its entirety by reference to Exhibit 10.1.
ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Amended & Restated Employment Agreement, dated February 28, 2019, between Ralph Lauren Corporation and Jane Nielsen.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RALPH LAUREN CORPORATION

Date: March 1, 2019	By:	/s/ Avery S. Fischer
	Name:	Avery S. Fischer
	Title:	Executive Vice President, General Counsel & Secretary